UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021 (September 29, 2021)

SPERO THERAPEUTICS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On September 29, 2021, Spero Therapeutics, Inc. (the “Company”) entered into a Revenue Interest Financing Agreement (the “Revenue Interest Agreement”) with certain entities managed by Healthcare Royalty Management, LLC (“HCR”), pursuant to which the Company sold to HCR the right to receive certain royalty payments (the “Revenue Interests”) from the Company for a purchase price of up to $125 million. The Company will receive $50 million from HCR at an initial funding in October 2021 (the “Initial Investment Amount”). The Company is entitled to receive an additional $50 million (the “Second Investment Amount”) upon FDA approval of tebipenem HBr (“Tebi”) for a complicated urinary tract infection (“cUTI”) indication on or before December 31, 2022, and an additional $25 million subject to the mutual agreement of the Company and HCR if the Company meets certain minimum Tebi product sales thresholds in the U.S. within 12 months from commercial launch (the “Third Investment Amount,” and together with the Initial Investment Amount and the Second Investment Amount, collectively, the “Investment Amount”). Funding of the Initial Investment Amount will occur by October 21, 2021, subject to the continued accuracy of the Company’s representations and warranties through the funding date.

Under the Revenue Interest Agreement, HCR is entitled to receive tiered royalties on: (i) worldwide net sales of Included Products by the Company (and excluding sales by licensees), and (ii) any payments received by licensees, in each case of Tebi, SPR720, SPR206 and any other products marketed by the Company (the “Included Products”) in amounts ranging from 12% to 1% based on annual Net Revenues (or 14% to 1.5% if the Third Investment Amount is funded). The applicable royalty rate is subject to a one-time step-down if certain sales milestones are met. HCR’s right to receive royalties on Net Revenues will terminate when HCR has received aggregate payments equal to 250% of the Investment Amount (the “Hard Cap”). The Hard Cap will be $250 million upon Tebi approval, or $312.5 million if the Third Investment Amount is funded.

If the Company has not received FDA approval for Tebi for a cUTI indication on or prior to December 31, 2022, the Revenue Interest Agreement will terminate and the Company will pay to HCR an amount equal to the Initial Investment Amount plus interest equal to an annual 13.5% rate of return.

If HCR has not received aggregate payments of at least 60% of the Investment Amount by September 30, 2025 and at least 100% of the Investment Amount by September 30, 2027 (each, a “Minimum Amount”), then the Company will be obligated to make a cash payment to HCR in an amount sufficient to gross HCR up to the applicable Minimum Amount.

Upon the occurrence of an event of default or a change of control under the Revenue Interest Agreement, the Company will be required to pay to HCR an amount equal to the Hard Cap, minus aggregate payments made to HCR under the Revenue Interest Agreement (the “Final Payment Amount”), and the Revenue Interest Agreement will terminate. In the event of certain other material breaches of the Revenue Interest Agreement or the occurrence of a “material adverse effect” (as defined), HCR will have the right to terminate the Agreement, whereby the Company will pay to HCR an amount equal to the Initial Investment Amount, plus an annual 15% rate of return, minus aggregate payments made to HCR under the Revenue Interest Agreement. The Revenue Interest Agreement will terminate after twelve years, unless terminated earlier as stated above or upon making aggregate payments equal to the Hard Cap. In the event that the Revenue Interest Agreement terminates on the twelfth anniversary of the initial closing, the Company may be required to make a payment to HCR at that time to ensure that HCR will have received aggregate payments equal to the Investment Amount, plus an annual 2% rate of return over the term of the agreement.

Under the Revenue Interest Agreement, the Company has agreed to specified affirmative and negative covenants, including covenants to use commercially reasonable efforts to promote Tebi in the United States; prosecute and defend intellectual property rights; periodic reporting of information by the Company to HCR; audits of royalty payments made under the Revenue Interest Agreement; and restrictions on the ability of the Company or any of its subsidiaries to incur indebtedness, subject to certain exceptions. The Revenue Interest Agreement also contains representations and warranties, other covenants, indemnification obligations, and other provisions customary for transactions of this nature.

Also on September 29, 2021, the Company entered into a Security Agreement with HCR Collateral Management, LLC, as collateral agent for HCR under the Revenue Interest Agreement. Pursuant to the Security Agreement, the

Company granted HCR a first-priority blanket lien on Tebi assets, including Tebi patent rights, Tebi regulatory approvals, and Tebi material contracts, as well as future cash receipts relating to product sales. Additionally, the Company will grant HCR a lien on equity interests of any subsidiaries that hold Tebi-related assets and any such subsidiaries will become guarantors under the Security Agreement. In the event of an event of default under the Revenue Interest Agreement, HCR would have the right to foreclose on the pledged collateral and exercise customary creditors’ rights and remedies under a deposit account control agreement covering a collection account that will receive all revenues from product sales.

The above descriptions of the Revenue Interest Agreement and Security Agreement are a summary of the material terms of such agreements and do not purport to be complete. The summary is qualified in its entirety by reference to the Revenue Interest Agreement and Security Agreement attached hereto as Exhibit 10.1 and 10.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above relating to the Company’s obligations to make payments with respect to the Revenue Interests is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Revenue Interest Financing Agreement, dated September 29, 2021, by and between Spero Therapeutics, Inc. and entities managed by HealthCare Royalty Management, LLC.*

10.2	Security Agreement, dated September 29, 2021, by and between Spero Therapeutics, Inc. and HCR Collateral Management, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Portions of exhibit have been omitted for confidentiality purposes.

FORWARD LOOKING STATEMENTS

This report may contain forward-looking statements. These statements may include, but are not limited to, statements about the initiation, timing and submission to the FDA of a NDA for tebipenem HBr and the potential approval of tebipenem HBr by the FDA; the ability of the Company to receive payments under the HCR financing facility; and the Company’s cash runway forecast and anticipated expenses, the sufficiency of cash resources and the availability of additional non-dilutive funding from governmental agencies beyond any initially funded awards. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intent,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Company’s ability to timely complete the NDA submission to the FDA for tebipenem HBr; the Company’s need for additional funding; the lengthy, expensive, and uncertain process of clinical drug development; whether results obtained in preclinical studies and clinical trials will be indicative of results obtained in future clinical trials; the Company’s reliance on third parties to manufacture, develop, and commercialize its product candidates, if approved; the ability to develop and commercialize the Company’s product candidates, if approved; the potential impact of the COVID-19 pandemic; the Company’s ability to retain key personnel and to manage its growth; whether the Company’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; and other factors discussed in the “Risk Factors” set forth in filings that the Company periodically makes with the U.S. Securities and Exchange Commission. Any forward-looking statements included in this report represent the Company’s views as of the date of this report. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPERO THERAPEUTICS, INC.

Date: September 30, 2021	By:	/s/ Tamara Joseph Tamara Joseph Chief Legal Officer